                            News

For Immediate Release

CNO Financial Group Reports First Quarter 2026 Results

Carmel, Ind., April 30, 2026 - CNO Financial Group, Inc. (NYSE: CNO) today reported its first quarter 2026 financial results:
•First quarter performance reflects disciplined execution and the strength of our diversified products and distribution.
•Net income was $38 million, or $0.39 per diluted share, and net operating income(1) was $101 million, or $1.05 per diluted share.
•Return on equity (ROE) of 9.5%; Operating ROE(5) of 12.2%, excluding significant items(5).
•Book value per share of $26.64 and book value per diluted share, excluding accumulated other comprehensive loss,(2) of $38.98.
•Operating earnings per share grew 33%, as continued sales momentum drove earnings growth.
•Total new annualized premiums (NAP)(4) up 11%, demonstrating consistent, sustained growth following a strong 2025.
•Total Medicare policies sold increased 24%, underscoring the strength of these products in expanding our household reach.
•Consumer and Worksite continued their producing agent count growth streak to 13 and 15 consecutive quarters, respectively.

“CNO is off to a strong start to 2026, building on the momentum from our excellent performance in 2025,” said Gary C. Bhojwani, chief executive officer. “With 15 consecutive quarters of sales growth, we’re pleased with the consistent results we’re generating as we continue to grow earnings, improve profitability and reinvest in the business.”

“Operating earnings per share grew 33% in the quarter, supported by strong performance across all areas of our business, including insurance product margin, investment results, fee income and capital management. Our results reflect the strength and resilience of our business model and our focus on the middle‑income market. Disciplined execution will continue to drive our growth and create meaningful value for customers, associates and shareholders.”

FINANCIAL SUMMARY
Quarter End
(Amounts in millions, except per share data)
(Unaudited)
Net income decreased in 1Q26 and 1Q25, primarily due to non-economic accounting impacts resulting from market volatility and investment losses. Additionally, 1Q26 net income was impacted by expenses related to our TechMod initiative.

Net operating income, a non-GAAP(a) financial measure, excludes these non-economic accounting impacts as well as other non-operating items. Net operating income is used consistently by CNO’s management to evaluate the operating performance of the Company and is a measure commonly used in the life insurance industry. It differs from net income primarily because it excludes the non-operating items as defined in note (1). Management believes an analysis of net operating income is important in understanding the profitability and operating trends of the Company’s business. Net income is the most directly comparable GAAP measure.

In 1Q26, net income and net operating income(1) were unaffected by significant items, compared to favorable impacts in 1Q25 of $5.3 million or $0.05 per diluted share. Significant items are detailed in note (6).

	Per diluted share
	Quarter ended			Quarter ended
	March 31,			March 31,
	2026	2025	% change	2026	2025	% change

Income from insurance products (b)	$1.01	$0.85	19%	$97.0	$87.7	11%
Fee income	0.11	(0.01)	n/m	10.6	(0.8)	n/m
Investment income not allocated to product lines (c)	0.43	0.37	16	41.7	38.0	10
Expenses not allocated to product lines	(0.20)	(0.20)	—	(19.4)	(20.3)	(4)
Operating earnings before taxes	1.35	1.01		129.9	104.6
Income tax expense on operating income	(0.30)	(0.23)	30	(28.6)	(23.5)	22
Net operating income (1)	1.05	0.79	33	101.3	81.1	25
Net realized investment losses from disposals, impairments and change in allowance for credit losses	(0.16)	(0.13)		(15.2)	(13.2)
Net change in market value of investments recognized in earnings	(0.08)	0.06		(7.5)	6.4
Changes in fair value of embedded derivative liabilities and market risk benefits	(0.44)	(0.68)		(42.4)	(69.6)
Expenses related to TechMod initiative	(0.14)	—		(13.7)	—
Net loss related to divested business	(0.02)	—		(1.9)	—
Other	(0.01)	—		(0.8)	(0.4)
Non-operating income before taxes	(0.85)	(0.75)		(81.5)	(76.8)
Income tax expense on non-operating income	0.19	0.17		17.9	17.2
Net non-operating income	(0.66)	(0.58)		(63.6)	(59.6)
Net income	$0.39	$0.21		$37.7	$21.5

Weighted average diluted shares outstanding	96.1	103.1
____________________
(a)    GAAP is defined as accounting principles generally accepted in the United States of America.
(b)    Income from insurance products is the sum of the insurance product margins of the annuity, health and life product lines, less expenses allocated to the insurance product lines. It excludes the income from our fee income business, investment income not allocated to product lines, net expenses not allocated to product lines (primarily holding company expenses) and income taxes. Insurance product margin is management’s measure of the profitability of its annuity, health and life product lines’ performance and consists of insurance policy income plus allocated investment income less insurance policy benefits, interest credited, commissions, advertising expense and amortization of acquisition costs.
(c)    Investment income not allocated to product lines represents net investment income less: (i) equity returns credited to policyholder account balances; (ii) the investment income allocated to our product lines; (iii) interest expense on notes payable, investment borrowings and financing arrangements; (iv) expenses related to the funding agreement-backed notes ("FABN") program; and (v) certain expenses related to benefit plans that are offset by special-purpose investment income; plus (vi) the impact of annual option forfeitures related to fixed indexed annuity surrenders. Investment income not allocated to product lines includes investment income on investments in excess of amounts allocated to product lines, investments held by our holding companies, the spread we earn from our federal home loan bank ("FHLB") investment borrowing and FABN programs and variable components of investment income (including call and prepayment income, adjustments to returns on structured securities due to cash flow changes, income (loss) from company-owned life insurance ("COLI") and alternative investment income not allocated to product lines), net of interest expense on corporate debt and financing arrangements. The spread earned from our FHLB investment borrowing and FABN programs includes the investment income on the matched assets less: (i) interest on investment borrowings related to the FHLB investment borrowing program; (ii) interest credited on funding agreements; and (iii) amortization of deferred acquisition costs related to the FABN program.

FINANCIAL SUMMARY (continued)
Management vs. GAAP Measures
(Dollars in millions, except per share data)
(Unaudited)

Shareholders’ equity, excluding accumulated other comprehensive income (loss), and book value per share, excluding accumulated other comprehensive income (loss), are non-GAAP measures that are utilized by management to view the business without the effect of accumulated other comprehensive income (loss) which is primarily attributable to fluctuations in interest rates associated with fixed maturities, available for sale. Management views the business in this manner because the Company has the ability and generally, the intent, to hold investments to maturity and meaningful trends can be more easily identified without the fluctuations. In addition, shareholders' equity excludes net operating loss carryforwards in our non-GAAP return on equity measures as such assets are not discounted and, accordingly, will not provide a return to shareholders until after it is realized as a reduction to taxes that would otherwise be paid. Management believes that excluding this value from the equity component of this measure enhances the understanding of the effect these non-discounted assets have on operating returns.
___________________________________________________________________________________________________

	Quarter ended
	March 31,
	2026	2025
Trailing four quarters:
Net Income	$245.5	$330.0
Net operating income (a non-GAAP financial measure)	459.4	452.9
Net operating income, excluding significant items	427.2	428.8

Average of each of the trailing four quarters average:
Shareholders’ equity	$2,574.7	$2,523.3
Accumulated other comprehensive loss	1,178.7	1,327.9
Shareholders’ equity, excluding accumulated other comprehensive loss	3,753.4	3,851.2

Net operating loss carryforwards	(258.9)	(237.6)
Shareholders' equity, excluding accumulated other comprehensive loss and net operating loss carryforwards	$3,494.5	$3,613.6

Ratios:
Return on equity	9.5%	13.1%
Operating return on equity (a non-GAAP financial measure) (5)	13.1%	12.5%
Operating return on equity, excluding significant items (a non-GAAP financial measure) (5)	12.2%	11.9%

Shareholders’ equity	$2,498.4	$2,555.1
Accumulated other comprehensive loss	1,217.6	1,239.1
Shareholders’ equity, excluding accumulated other comprehensive loss	$3,716.0	$3,794.2

Basic shares outstanding	93,795,306	99,893,923
Diluted shares outstanding	95,323,466	101,796,131

Book value per share	$26.64	$25.58

Book value per diluted share	$26.21	$25.10
Accumulated other comprehensive loss per diluted share	12.77	12.17
Book value per diluted share, excluding accumulated other comprehensive loss (a non-GAAP financial measure) (2)	$38.98	$37.27

Non-Operating Items
Net investment losses in 1Q26 were $15.2 million, including the unfavorable change in the allowance for credit losses of $9.4 million. Net investment losses in 1Q25 were $13.2 million, including the unfavorable change in the allowance for credit losses of $9.6 million.

During 1Q26 and 1Q25, we recognized a decrease in earnings of $7.5 million and an increase of $6.4 million, respectively, due to the net change in market value of investments.

During 1Q26 and 1Q25, we recognized a decrease in earnings of $42.4 million and $69.6 million, respectively, resulting from changes in the estimated fair value of embedded derivative liabilities and market risk benefits related to our fixed indexed annuities. Such amounts include the impacts of changes in market interest rates and equity impacts used to determine the estimated fair values of the embedded derivatives and market risk benefits.

During 1Q26, we incurred $13.7 million of expense related to TechMod, a previously announced technology modernization initiative. This three-year project began in the second quarter of 2025 to modernize certain elements of our technology.

We recognized a $1.9 million non-operating loss related to our previously announced exit from the fee services side of the Worksite business during 1Q26. Beginning in 4Q25, operating losses, including costs to exit this business, are reported in non-operating income. These operating losses were previously reported in operating income as a component of fee income.

INVESTMENT PORTFOLIO
(Dollars in millions)

Fixed maturities, available for sale, at amortized cost by asset class as of March 31, 2026 are as follows:

	Investment grade	Below investment grade		Total
Corporate securities	$13,878.7	$679.9		$14,558.6
United States Treasury securities and obligations of the United States government and agencies	208.9	—		208.9
States and political subdivisions	3,228.4	22.4		3,250.8
Foreign governments	134.8	—		134.8
Asset-backed securities	1,800.3	43.8		1,844.1
Agency residential mortgage-backed securities	810.6	—		810.6
Non-agency residential mortgage-backed securities	1,332.5	223.7	(a)	1,556.2
Collateralized loan obligations	1,466.5	—		1,466.5
Commercial mortgage-backed securities	2,162.4	88.5		2,250.9
Total	$25,023.1	$1,058.3		$26,081.4
____________________
(a)     Certain structured securities rated below investment grade by Nationally Recognized Statistical Rating Organizations may be assigned a NAIC 1 or NAIC 2 designation based on the cost basis of the security relative to estimated recoverable amounts as determined by the National Association of Insurance Commissioners (NAIC).

As of March 31, 2026, the fair value of CNO’s available for sale fixed maturity portfolio was $23,881.1 million compared with an amortized cost of $26,081.4 million. Net unrealized losses were comprised of gross unrealized gains of $116.8 million and gross unrealized losses of $2,273.2 million as of March 31, 2026. The allowance for credit losses was $43.9 million at March 31, 2026.

Statutory (based on non-GAAP measures) and GAAP Capital Information
The consolidated statutory risk-based capital ratio of our U.S. based insurance subsidiaries was estimated at 375 percent at March 31, 2026, reflecting estimated 1Q26 statutory operating gain of $23.0 million. There were no insurance company dividends, net of capital contributions, paid to the holding company during 1Q26.

During 1Q26, we repurchased $60.0 million of common stock under our securities repurchase program (including $0.8 million of repurchases settled in 2Q26). We repurchased 1.4 million common shares at an average cost of $41.79 per share. As of March 31, 2026, we had 93.8 million shares outstanding and had authority to repurchase up to an additional $360.4 million of our common stock. During 1Q26, dividends paid on common stock totaled $17.1 million.

Unrestricted cash and investments held by our holding company were $280.1 million at March 31, 2026 compared to $351.4 million at December 31, 2025.

Book value per common share was $26.64 at March 31, 2026 compared to $27.92 at December 31, 2025. Book value per diluted share, excluding accumulated other comprehensive income (loss) (2), was $38.98 at March 31, 2026 compared to $38.81 at December 31, 2025.

The debt-to-capital ratio was 34.8% and 33.6% at March 31, 2026 and December 31, 2025, respectively. Our debt-to-total capital ratio, excluding accumulated other comprehensive income (loss)(3), was 26.4% and 26.2% at March 31, 2026 and December 31, 2025, respectively.

Return on equity for the trailing four quarters ended March 31, 2026 and 2025 was 9.5% and 13.1%, respectively. Operating return on equity, excluding significant items(5), for the trailing four quarters ended March 31, 2026 and 2025 was 12.2% and 11.9%, respectively.

In this news release, CNO includes non-GAAP measures to enhance investors’ understanding of management’s view of the business. The non-GAAP measures are not a substitute for GAAP, but rather a supplement to increase transparency by providing a broader perspective. CNO’s definitions of non-GAAP measures may differ from other companies’ definitions. More detailed information including various GAAP and non-GAAP measurements are located at CNOinc.com in the Investors section under SEC Filings.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS:

This press release may contain forward-looking statements within the meaning of federal securities laws. These prospective statements reflect management’s current expectations, but are not guarantees of future performance. Accordingly, please refer to CNO’s cautionary statement regarding forward-looking statements, and the business environment in which the Company operates, contained in the Company’s Form 10-K for the year ended December 31, 2025 and any subsequent Form 10-Q or Form 10-K on file with the Securities and Exchange Commission and on the Company’s website at CNOinc.com in the Investors section.  CNO specifically disclaims any obligation to update or revise any forward-looking statement because of new information, future developments or otherwise.

EARNINGS RELEASE CONFERENCE CALL WEBCAST:

The Company will host a conference call to discuss results on May 1, 2026 at 11:00 a.m. Eastern Time. During the call, we will be referring to a presentation that will be available at the Investors section of the company's website.

To participate by dial-in, please register at https://events.q4inc.com/attendee/401757742. Upon registering, you will be provided with call details and a registrant ID used to track attendance on the conference call. Reminders will also be sent to registered participants via email.

For those investors who prefer to listen to the call online, we will be broadcasting the call live via webcast. The event can be accessed through the Investors section of the company's website: ir.CNOinc.com. Participants should go to the website at least 15 minutes before the event to register and download any necessary audio software.

ABOUT CNO FINANCIAL GROUP

CNO Financial Group, Inc. (NYSE: CNO) secures the future of middle-income America. CNO provides life and health insurance, annuities, financial services and workforce benefits solutions through our family of brands, including Bankers Life, Colonial Penn, Optavise and Washington National. Our customers work hard to save for the future, and we help protect their health, income and retirement needs with 3.3 million policies and $39.0 billion in total assets. Our 3,300 associates, 5,000 exclusive agents and more than 7,500 independent partner agents guide individuals, families and businesses through a lifetime of financial decisions. For more information, visit CNOinc.com.

CNO FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in millions, except per share data)
(unaudited)

	Three months ended
	March 31,
	2026	2025
Revenues:
Insurance policy income	$673.4	$650.7
Net investment income:
General account assets	395.0	375.1
Policyholder and other special-purpose portfolios	(64.9)	(63.6)
Investment gains (losses):
Realized investment losses	(7.8)	(3.8)
Other investment losses	(14.9)	(3.0)
Total investment losses	(22.7)	(6.8)
Fee revenue and other income	48.8	48.7
Total revenues	1,029.6	1,004.1
Benefits and expenses:
Insurance policy benefits	576.6	570.0
Liability for future policy benefits remeasurement gain	(6.5)	(12.2)
Change in fair value of market risk benefits	10.7	15.3
Interest expense	50.9	62.0
Amortization of deferred acquisition costs and present value of future profits	74.2	67.4
Gain on extinguishment of borrowings related to variable interest entities	—	(1.5)
Other operating costs and expenses	275.3	275.3
Total benefits and expenses	981.2	976.3
Income before income taxes	48.4	27.8
Income tax expense	10.7	6.3
Net income	$37.7	$21.5
Earnings per common share:
Basic:
Weighted average shares outstanding	94,078,000	100,743,000
Net income	$0.40	$0.21
Diluted:
Weighted average shares outstanding	96,139,000	103,070,000
Net income	$0.39	$0.21

NOTES
(1)Management believes that an analysis of net income applicable to common stock before: (i) net realized investment gains or losses from disposals, impairments and the change in allowance for credit losses, net of taxes; (ii) net change in market value of investments recognized in earnings, net of taxes; (iii) changes in fair value of embedded derivative liabilities and market risk benefits related to our fixed indexed annuities, net of taxes; (iv) fair value changes related to the agent deferred compensation plan, net of taxes; (v) gains or losses related to material reinsurance transactions, net of taxes; (vi) loss on extinguishment of debt, net of taxes; (vii) changes in the valuation allowance for deferred tax assets and other tax items; (viii) costs related to our three-year project to modernize certain elements of our technology ("TechMod") that are incremental to normal spend and will not recur following implementation, net of taxes; (ix) goodwill and other asset impairment expenses, net of taxes; (x) gains or losses related to divested business, net of taxes; and (xi) other non-operating items including earnings attributable to variable interest entities, net of taxes ("net operating income," a non-GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry. The income tax expense or benefit allocated to the items included in net non-operating income (loss) represents the current and deferred income tax expense or benefit allocated to the items included in non-operating earnings. Management believes this information provides a better understanding of the business and a more meaningful analysis of results of our insurance product lines. A reconciliation of net operating income to net income applicable to common stock is provided in the table on page 2. Additional information concerning this non-GAAP measure is included in our periodic filings with the Securities and Exchange Commission that are available on CNO's website, CNOinc.com, in the Investors section under SEC Filings.
(2)Book value per diluted share reflects the potential dilution that could occur if outstanding stock options were exercised and restricted stock and performance units were vested. The dilution from options, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.
(3)The calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.
(4)Measured by new annualized premiums for life and health products, which includes 10% of single premium whole life deposits and 100% of all other premiums (excluding annuities). Sales of third-party products are excluded.
(5)Operating return on equity and operating return on equity, excluding significant items are calculated as follows: (i) operating return on equity is equal to the trailing four quarters of net operating income(1) divided by average shareholders' equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards; and (ii) operating return on equity, excluding significant items is equal to the trailing four quarters of net operating income(1), excluding significant items, divided by average shareholders' equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards, for the trailing four quarters.

The following summarizes: (i) net operating income; (ii) significant items; (iii) net operating income, excluding significant items; and (iv) net income (loss) (dollars in millions):

					Net operating
				Net operating	income,
				income,	excluding		Net
				excluding	significant		income -
	Net operating	Significant		significant	items - trailing	Net	trailing
	income	items		items (a)	four quarters	income (loss)	four quarters
2Q24	$114.6	$—		$114.6	$364.0	$116.3	$432.2
3Q24	119.2	(21.9)	(b)	97.3	376.9	9.3	274.2
4Q24	138.0	3.1	(c)	141.1	410.5	182.9	420.8
1Q25	81.1	(5.3)	(d)	75.8	428.8	21.5	330.0
2Q25	87.5	—		87.5	401.7	91.8	305.5
3Q25	127.2	(32.2)	(e)	95.0	399.4	23.1	319.3
4Q25	143.4	—		143.4	401.7	92.9	229.3
1Q26	101.3	—		101.3	427.2	37.7	245.5

(a) See note (6) for additional information.

(b) Comprised of $31.2 million of the net favorable impact arising from our comprehensive annual actuarial review and $2.9 million of the unfavorable impact related to a fixed asset impairment, net of tax expense of $6.4 million.

(c) Comprised of $3.9 million of the unfavorable impact arising from our comprehensive annual actuarial review, net of tax expense of $0.8 million.

(d) Comprised of $6.8 million of the favorable impact of an out-of-period adjustment which decreased reserves, net of tax expense of $1.5 million.

(e) Comprised of $41.3 million of the net favorable impact arising from our comprehensive annual actuarial review, net of tax expense of $9.1 million.

A reconciliation of pre-tax operating earnings (a non-GAAP financial measure) to net income is as follows (dollars in millions):

	Trailing four quarters
	1Q26	1Q25
Pre-tax operating earnings (a non-GAAP financial measure)	$578.5	$580.6
Income tax expense	(119.1)	(127.7)
Net operating income	459.4	452.9
Non-operating items:
Net realized investment losses from disposals, impairments and change in allowance for credit losses	(71.0)	(81.3)
Net change in market value of investments recognized in earnings	0.4	16.8
Changes in fair value of embedded derivative liabilities and market risk benefits	(36.8)	(87.3)
Fair value changes related to the agent deferred compensation plan	(1.7)	6.6
Expenses related to TechMod initiative	(34.0)	—
Goodwill and other asset impairment	(101.9)	—
Net loss related to divested business	(19.2)	—
Other	(0.3)	(13.9)
Non-operating loss before taxes	(264.5)	(159.1)
Income tax benefit on non-operating loss	50.6	36.2
Net non-operating loss	(213.9)	(122.9)
Net income	$245.5	$330.0

A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions):

	1Q24	2Q24	3Q24	4Q24
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$3,536.8	$3,596.7	$3,529.9	$3,810.0
Net operating loss carryforwards	311.2	296.5	273.9	76.6
Accumulated other comprehensive loss	(1,480.3)	(1,464.3)	(1,116.0)	(1,371.4)
Common shareholders' equity	$2,367.7	$2,428.9	$2,687.8	$2,515.2

	1Q25	2Q25	3Q25	4Q25
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$3,498.9	$3,504.3	$3,483.6	$3,510.2
Net operating loss carryforwards	295.3	271.1	246.3	243.0
Accumulated other comprehensive loss	(1,239.1)	(1,252.7)	(1,118.9)	(1,115.0)
Common shareholders' equity	$2,555.1	$2,522.7	$2,611.0	$2,638.2

	1Q26
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$3,461.2
Net operating loss carryforwards	254.8
Accumulated other comprehensive loss	(1,217.6)
Common shareholders' equity	$2,498.4

A reconciliation of consolidated capital, excluding accumulated other comprehensive loss and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions):

	Trailing four quarter average
	1Q26	1Q25
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards
(a non-GAAP financial measure)	$3,494.5	$3,613.6
Net operating loss carryforwards	258.9	237.6
Accumulated other comprehensive loss	(1,178.7)	(1,327.9)
Common shareholders' equity	$2,574.7	$2,523.3

(6)    The tables below summarize the financial impact of significant items on our net operating income for the quarters during the year ended December 31, 2025 that had significant items impacting our net operating income. There were no significant items on our net operating income during the three months ended March 31, 2026. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions, except per share data).

	Three months ended
	September 30, 2025
	Actual results	Significant items		Excluding significant items
Insurance product margin
Annuity margin	$72.9	$(16.6)	(a)	$56.3
Health margin	157.0	(21.1)	(a)	135.9
Life margin	70.6	(3.6)	(a)	67.0
Total insurance product margin	300.5	(41.3)		259.2
Allocated expenses	(151.0)	—		(151.0)
Income from insurance products	149.5	(41.3)		108.2
Fee income	(3.9)	—		(3.9)
Investment income not allocated to product lines	39.5	—		39.5
Expenses not allocated to product lines	(22.3)	—		(22.3)
Operating earnings before taxes	162.8	(41.3)		121.5
Income tax (expense) benefit on operating income	(35.6)	9.1		(26.5)
Net operating income	$127.2	$(32.2)		$95.0

Net operating income per diluted share	$1.29	$(0.33)		$0.96
___________
(a)Comprised of $41.3 million of the net favorable impact arising from our comprehensive annual actuarial review.

	Three months ended
	March 31, 2025
	Actual results	Significant items		Excluding significant items
Insurance product margin
Annuity margin	$54.5	$—		$54.5
Health margin	126.2	—		126.2
Life margin	68.2	(6.8)	(a)	61.4
Total insurance product margin	248.9	(6.8)		242.1
Allocated expenses	(161.2)	—		(161.2)
Income from insurance products	87.7	(6.8)		80.9
Fee income	(0.8)	—		(0.8)
Investment income not allocated to product lines	38.0	—		38.0
Expenses not allocated to product lines	(20.3)	—		(20.3)
Operating earnings before taxes	104.6	(6.8)		97.8
Income tax (expense) benefit on operating income	(23.5)	1.5		(22.0)
Net operating income	$81.1	$(5.3)		$75.8

Net operating income per diluted share	$0.79	$(0.05)		$0.74
___________
(a)Comprised of $6.8 million of the favorable impact of an out-of-period adjustment, which decreased reserves.

For further information:

CNO News Media
Valerie Dolenga
Valerie.Dolenga@CNOinc.com

CNO Investor Relations
Adam Auvil
Adam.Auvil@CNOinc.com